Exhibit 10.31

APPLIED PRECISION HOLDINGS, LLC

2005 PREFERRED INCENTIVE UNIT PLAN

1. Purposes of the Plan. The purposes of this 2005 Preferred Incentive Unit Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants and to promote the success of the Company’s business. Options granted under the Plan will be Nonstatutory Unit Options. Unit Purchase Rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or its Committee appointed pursuant to Section 4 of the Plan.

(b) “Affiliate” means an entity other than a Subsidiary (as defined below) which, together with the Company, is under common control of a third person or entity.

(c) “Applicable Laws” means the legal requirements relating to the administration of unit option and restricted unit purchase plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange or inter-dealer quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Options or Unit Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d) “Board” means the Management Board of the Company.

(e) “Cause” for termination of a Participant’s Continuous Service Status will exist if the Participant is terminated for any of the following reasons: (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of dishonesty, fraud, misconduct, insubordination, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations) or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 5(c) below, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate or successor thereto, if appropriate.

(f) “Change of Control” means (i) a sale of all or substantially all of the Company’s assets, (ii) a transaction or series of transactions (including any tender offer, exchange offer, stock purchase, merger, consolidation, or other business combination of the Company with or into another entity) as a result of which the holders of at least 80% of the shares of voting capital stock of the Company outstanding immediately prior to such transaction do not continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) at least a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction; provided, however, the foregoing shall not include (A) any merger or consolidation effected for the purpose of changing the Company’s state of incorporation or form of legal organization (i.e., from a limited liability company to a corporation) or (B) any sale by the Company of equity or debt securities in connection with one or more financing transactions, (C) approval by the requisite equity holders of the Company of any plan or proposal for the liquidation or dissolution of the Company, or (D) the conversion of the Company from a limited liability company to a corporation (whether such conversion is accomplished by merger, asset sale, unit exchange or otherwise).

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 below.

(i) “Company” means Applied Precision Holdings, LLC, a Delaware limited liability company, together with any successor thereto.

(j) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services, and any Manager of the Company whether compensated for such services or not.

(k) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parents, Subsidiaries, Affiliates or their respective successors. A change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status.

(l) “Employee” means any person employed by the Company or any Parent, Subsidiary or Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the Applicable Laws.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the fair market value of a Unit, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the closing price for the Units as reported in The Wall Street Journal for the applicable date.

(o) “Listed Security” means any equity security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(p) “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, as amended and in effect from time to time.

(q) “Manager” means a member of the Board.

(r) “Member” means a Member of the Company, as defined in the LLC Agreement.

(s) “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(t) “Nonstatutory Unit Option” means a nonqualified Option granted pursuant to the Plan.

(u) “Option” means an option to purchase Units granted pursuant to the Plan.

(v) “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of unit option grant and a form of exercise notice, as well as such confidentiality, noncompetition and nonsolicitation provisions as the Administrator shall determine in its discretion.

(w) “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price or are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Unit.

(x) “Optioned Unit” means a Unit subject to an Option.

(y) “Optionee” means an Employee or Consultant who receives an Option.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(aa) “Participant” means any holder of one or more Options or Unit Purchase Rights, or the Units issuable or issued upon exercise of such awards, under the Plan.

(bb) “Plan” means this 2005 Preferred Incentive Unit Plan.

(cc) “Public Offering” means a firm commitment underwritten public offering by the Company (or any successor) of shares of its capital stock under the Securities Act.

(dd) “Reporting Person” means an officer, Manager, or greater than ten percent unitholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(ee) “Restricted Unit” means a Unit acquired pursuant to a grant of a Unit Purchase Right under Section 11 below.

(ff) “Restricted Unit Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Unit Purchase Right granted under the Plan and includes any documents attached to such agreement.

(gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(hh) “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

(ii) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(jj) “Ten Percent Holder” means a person who owns units representing more than ten percent (10%) of the voting power of all classes of units of the Company or any Parent or Subsidiary.

(kk) “Unit” means a Preferred Option Unit of the Company (as defined in the LLC Agreement), as adjusted in accordance with Section 14 of the Plan.

(ll) “Unit Exchange” means any exchange or consolidated price reporting system on which prices for Units are quoted at any given time.

(mm) “Unit Purchase Right” means the right to purchase a Unit granted under Section 11 below.

3. Units Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Units that may be sold under the Plan is 500,000 Units. The

Units may be authorized, but unissued, or reacquired Units. If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Units that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Units which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan.

4. Administration of the Plan.

(a) General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board, provided that any such Committee shall include at least one Preferred Manager (as defined in the LLC Agreement) and any action taken by such Committee or the Board must include the affirmative vote of such Preferred Manager, if there be only one on such Committee or the Board, or of a majority of the Preferred Managers, if there be more than one Preferred Manager on such Committee or the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the Plan.

(b) Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions.

(c) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of a Unit, in accordance with Section 2(q) of the Plan, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii) to select the Managers, Employees, Consultants or other persons to whom Options and Unit Purchase Rights may from time to time be granted;

(iii) to determine whether and to what extent Options and Unit Purchase Rights are granted;

(iv) to determine the number of Units to be covered by each award granted;

(v) to approve the form(s) of agreement(s) used under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when awards may be exercised (which may be based on performance criteria), any pro rata adjustment to vesting as a result of a Participant’s transitioning from full- to part-time service (or vice versa), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Optioned Unit, Unit Purchase Right or Restricted Unit, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to determine whether and under what circumstances an Option may be settled in cash under Section 10(c) instead of Units;

(viii) to implement an Option Exchange Program on such terms and conditions as the Administrator in its discretion deems appropriate, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

(ix) to adjust the vesting of an Option or Unit Purchase Right held by an Employee or Consultant as a result of a change in the terms or conditions under which such person is providing services to the Company;

(x) to construe and interpret the terms of the Plan and awards granted under the Plan, which constructions, interpretations and decisions shall be final and binding on all Participants;

(xi) to make any adjustment or amendment to the Plan or to an outstanding award with or without a Participant’s consent if such adjustment or amendment is necessary to avoid the Company’s incurring adverse accounting charges; and

(xii) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options or Unit Purchase Rights to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

5. Eligibility.

(a) Recipients of Grants. Options and Unit Purchase Rights may be granted to Employees and Consultants.

(b) Type of Option. Each Option shall be a Nonstatutory Unit Option.

(c) No Employment Rights. The Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate his or her employment or consulting relationship at any time for any reason, with or without Cause.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board of Managers. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8. [Reserved.]

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per Unit exercise price for the Units to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(i) In the case of a Nonstatutory Unit Option granted on or after the date, if any, on which Units become a Listed Security to any eligible person, the per unit Exercise Price shall be such price as determined by the Administrator provided that if such eligible person is, at the time of the grant of such Option, a Named Executive of the Company, the per unit Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant if such Option is intended to qualify as performance-based compensation under Section 162(m) of the Code.

(ii) Notwithstanding the foregoing, Options may be granted with a per Unit exercise price other than as required in paragraph (i) above pursuant to a merger or other corporate transaction.

(b) Permissible Consideration. The consideration to be paid for the Units to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash; (2) check; (3) subject to any requirements of Applicable Laws, delivery of Optionee’s promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate; (4) cancellation of indebtedness; (5) other Units that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Units as to which the Option is exercised, provided that in the case of Units acquired, directly or indirectly, from the Company, such Units must have been owned by the Optionee for more than six months on the date of surrender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge); (6) delivery of a properly executed exercise notice together with such other documentation as the Administrator and a securities broker approved by the Company shall require to effect exercise of the Option and prompt delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable withholding taxes; or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

10. Exercise of Option.

(a) General.

(i) Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the term of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee; provided, however, unless the Option Agreement provides otherwise or the Administrator determines otherwise, no Option shall be exercisable prior to a Change of Control as set forth in Section 14(c) hereof or prior to the date on which Units become a Listed Security. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence.

(ii) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Unit. The Administrator may require that an Option be exercised as to a minimum number of Units, provided that such requirement shall not prevent an Optionee from exercising the full number of Units as to which the Option is then exercisable.

(iii) Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received (A) an executed LLC Agreement from any Optionee who is not a Member (provided the LLC Agreement is still in full force and effect at the time of such exercise), (B) executed copies of any agreement(s) required to be executed by Members under the LLC Agreement (provided the LLC Agreement is still in full force and effect at the time of such exercise), and (C) full payment for the Units with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan, provided that the Administrator may, in its sole discretion, refuse to accept any form of consideration at the time of any Option exercise. Exercise of an Option in any manner shall result in a decrease in the number of Units that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Units as to which the Option is exercised.

(iv) Rights as Unitholder. Until the issuance of the Units (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a unitholder shall exist with respect to the Optioned Unit, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the unit certificate is issued, except as provided in Section 14 of the Plan.

(b) Termination of Employment or Consulting Relationship. Except as otherwise set forth in this Section 10(b), and subject to the provisions of Section 10(b)(v), the Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that the Optionee is not entitled to exercise an Option at the date of his or her termination of Continuous Service Status, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Optioned Unit underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Sections 7 and 10).

The following provisions (1) shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, and (2) establish the minimum post-termination exercise periods that may be set forth in an Option Agreement:

(i) Termination other than Upon Disability or Death or for Cause. Subject to Section 10(a), in the event of termination of an Optionee’s Continuous Service Status by Participant or by the Company without Cause (and not in the event of the disability or death of Optionee as provided in Sections 10(b)(ii) and (iii) below), such Optionee may exercise an Option for 30 days following such termination to the extent the Optionee was entitled to exercise it at the date of such termination. No termination shall be deemed to occur and this Section 10(b)(i) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

(ii) Disability of Optionee. Subject to Section 10(a), in the event of termination of an Optionee’s Continuous Service Status as a result of his or her disability (including a disability within the meaning of Section 22(e)(3) of the Code), such Optionee may exercise an Option at any time within six months following such termination to the extent the Optionee was entitled to exercise it at the date of such termination.

(iii) Death of Optionee. Subject to Section 10(a), in the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within thirty days following termination of Optionee’s Continuous Service Status, the Option may be exercised by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within twelve months following the date of death, but only to the extent of the right to exercise that had accrued at the date of death or, if earlier, the date the Optionee’s Continuous Service Status terminated.

(iv) Termination for Cause. Subject to Section 10(a), in the event of termination of an Optionee’s Continuous Service Status for Cause, any Option (including any exercisable portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status. If an Optionee’s employment or consulting relationship with the Company is suspended pending an investigation of whether the Optionee shall be terminated for Cause, all the Optionee’s rights under any Option likewise shall be suspended during the investigation period and the Optionee shall have no right to exercise any Option. This Section 10(b)(iv) shall apply with equal effect to vested Units acquired upon exercise of an Option granted prior to the date, if any, upon which the Unit becomes a Listed Security to any Participant, in that the Company shall have the right to repurchase such Units from the Participant upon the following terms: (A) the repurchase is made within 90 days of termination of the Participant’s Continuous Service Status for Cause at the Participant’s original purchase price for such Units (plus any taxable income allocated with respect thereto, less any distributions related thereto), (B) consideration for the repurchase consists of cash or cancellation of purchase money indebtedness, and (C) the repurchase right terminates upon the effective date of the Company’s (or its successors) initial public offering of its common stock. Such repurchase shall be effected pursuant to such additional terms and conditions, and at such time, as the Administrator shall determine. Nothing in this Section 10(b)(iv) shall in any way limit the Company’s right to purchase unvested Units issued upon exercise of an Option as set forth in the applicable Option Agreement.

(v) Termination Prior to IPO or Change of Control. Notwithstanding anything to the contrary herein, in the event of termination of a Participant’s Continuous Service Status by Participant or by the Company for any reason prior to the time the Company has any Listed Security or until a Change of Control has occurred, (A) the Company shall have the right to repurchase from the Participant all Units issued upon exercise of Options (regardless of whether such Options or Units are vested or unvested) upon the following terms: (1) the repurchase must be made within 90 days of termination of the Participant’s Continuous Service Status at the Participant’s original purchase price for such Units (plus any taxable income allocated with respect thereto, less any distributions related thereto), and (2) consideration for the repurchase consists of cash or cancellation of purchase money indebtedness, and (B) Participant’s rights to purchase any Units on exercise of Options shall terminate immediately upon such termination of Participant’s Continuous Service Status.

(c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Units an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. Unit Purchase Rights.

(a) (i) Rights to Purchase. When the Administrator determines that it will offer Unit Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, consistent with the terms of the Plan, including the number of Units that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer to purchase Units subject to Unit Purchase Rights shall be accepted by execution of a Restricted Unit Purchase Agreement in the form determined by the Administrator. Unless the Restricted Unit Purchase Agreement provides otherwise or the Administrator determines otherwise, no Unit Purchase Right shall be exercisable prior to a Change of Control as set forth in Section 14(c) hereof or prior to the date on which Units become a Listed Security.

(ii) Minimum Exercise Requirements. A Unit Purchase Right may not be exercised for a fraction of a Unit. The Administrator may require that a Unit Purchase Right be exercised as to a minimum number of Units, provided that such requirement shall not prevent a Participant from exercising the full number of Units as to which the Unit Purchase Right is then exercisable.

(b) Repurchase Option.

(i) General. Unless the Administrator determines otherwise, the Restricted Unit Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s employment or consulting relationship with the Company for any reason (including death or disability). The purchase price for Units repurchased pursuant to the Restricted Unit Purchase Agreement shall be the original purchase price paid by the Participant (plus any taxable income allocated with respect thereto, less any distributions) and may be paid by cancellation of any indebtedness of the Participant to the Company. The repurchase option (including without limitation the price at which, and the consideration for which, it may be exercised, and the events upon which it shall lapse) shall be as determined by the Administrator in its sole discretion and reflected in the Restricted Unit Purchase Agreement.

(ii) Termination for Cause. In the event of termination of a Participant’s Continuous Service Status for Cause, the Company shall have the right to repurchase from the Participant vested Units issued upon exercise of a Unit Purchase Right granted to any person prior to the date, if any, upon which the Unit becomes a Listed Security upon the following terms: (A) the repurchase must be made within 90 days of termination of the Participant’s Continuous Service Status for Cause at the Participant’s original purchase price for such Units (plus any taxable income allocated with respect thereto, less any distributions related thereto), and (B) consideration for the repurchase consists of cash or cancellation of purchase money indebtedness. Such repurchase shall be effected pursuant to such additional terms and conditions, and at such time, as the Administrator shall determine. Nothing in this Section 11(b)(ii) shall in any way limit the Company’s right to purchase unvested Units as set forth in the applicable Restricted Unit Purchase Agreement.

(iii) Termination Prior to IPO or Change of Control. Notwithstanding anything to the contrary herein, in the event of termination of a Participant’s Continuous Service Status by Participant or the Company for any reason prior to the time the Company has any Listed Security or until a Change of Control has occurred, the Company shall have the right to repurchase from the Participant vested Units issued upon exercise of a Unit Purchase Right granted to any person upon the following terms: (A) the repurchase must be made within 90 days of termination of the Participant’s Continuous Service Status at the Participant’s original purchase price for such Units (plus any taxable income allocated with respect thereto, less any distributions related thereto), and (B) consideration for the repurchase consists of cash or cancellation of purchase money indebtedness. Nothing in this Section 11(b)(iii) shall in any way limit the Company’s right to purchase unvested Units as set forth in the applicable Restricted Unit Purchase Agreement.

(c) Other Provisions. The Restricted Unit Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Unit Purchase Agreements need not be the same with respect to each purchaser.

(d) Rights as a Unitholder. The exercise of any Unit Purchase Right shall be conditioned on the Company having received (A) an executed LLC Agreement from Participant if not already a Member (provided the LLC Agreement is still in full force and effect at the time of such exercise), and (B) executed copies of any agreement(s) required to be executed by Members under the LLC Agreement (provided the LLC Agreement is still in full force and effect at the time of such exercise). Once the Unit Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a unitholder, and shall be a unitholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Unit Purchase Right is exercised, except as provided in Section 14 of the Plan.

12. Taxes.

(a) As a condition of the grant, vesting or the exercise of an Option or Unit Purchase Right granted under the Plan, the Participant (or in the case of the Participant’s death, the person exercising the Option or Unit Purchase Right) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or the exercise of the Option or Unit Purchase Right and the issuance of Units, including the execution of a tax indemnity agreement. The Company shall not be required to issue any Units under the Plan until such obligations are satisfied. If the Administrator allows the withholding or surrender of Units to satisfy a Participant’s tax withholding obligations under this Section 12 (whether pursuant to Section 12(c), (d) or (e), or otherwise), the Administrator shall not allow Units to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment(s) otherwise payable after the date of an exercise of the Option or Unit Purchase Right.

(c) This Section 12(c) shall apply only after the date, if any, upon which the Unit becomes a Listed Security. In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Units to be issued upon exercise of the Option or Unit Purchase Right that number of Units having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 12, the Fair Market Value of the Units to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d) If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Unit Purchase Right by surrendering to the Company Units that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of units previously acquired from the Company that are surrendered under this Section 12(d), such Units must have been owned by the Participant for more than six (6) months on the date of surrender (or such other period of time as is required for the Company to avoid adverse accounting charges).

(e) Any election or deemed election by a Participant to have Units withheld to satisfy tax withholding obligations under Section 12(c) or (d) above shall be irrevocable as to the particular Units as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 12(d) above must be made on or prior to the applicable Tax Date.

(f) In the event an election to have Units withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Units with respect to which the Option or Unit Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Units on the Tax Date.

13. Non-Transferability of Options and Unit Purchase Rights.

(a) General. Except as set forth in this Section 13, Options and Unit Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option or Unit Purchase Right may be exercised, during the lifetime of the holder of an Option or Unit Purchase Right, only by such holder or a transferee permitted by this Section 13.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 13, prior to the date, if any, on which the Unit becomes a Listed Security, the Administrator may in its discretion grant Nonstatutory Unit Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to “Immediate Family” (as defined below), on such terms and conditions as the Administrator deems appropriate. Following the date, if any, on which Units become a Listed Security, the Administrator may in its discretion grant transferable Nonstatutory Unit Options pursuant to Option Agreements specifying the manner in which such Nonstatutory Unit Options are transferable. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

14. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Changes in Capitalization. Subject to any required action by the unitholders of the Company, the number of Units covered by each outstanding Option or Unit Purchase Right, the numbers of Units set forth in Sections 3(a) above, and the number of Units that have been authorized for issuance under the Plan but as to which no Options or Unit Purchase Rights have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Unit Purchase Right, as well as the price per Unit covered by each such outstanding Option or Unit Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued Units resulting from a unit split, reverse unit split, unit dividend, combination, recapitalization or reclassification of the Unit, or any other increase or decrease in the number of issued Units effected without receipt of consideration by the Company; provided, however, that (i) conversion of any convertible securities of the Company and (ii) issuances of Units pursuant to this Plan, regardless of their price, shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of units of unit of any class, or securities convertible into units of unit of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Units subject to an Option or Unit Purchase Right.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Option and Unit Purchase Right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c) Change of Control. In the event of a Change of Control, each outstanding Option or Unit Purchase Right shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right, in which case such Option or Unit Purchase Right shall terminate upon the consummation of the transaction.

Notwithstanding the above, in the event of a Change of Control and irrespective of whether outstanding awards are being assumed, substituted or terminated in connection with the transaction, each outstanding Option and Unit Purchase Right shall become exercisable to the extent then vested, effective as of immediately prior to consummation of the transaction. To the extent that an Option or Unit Purchase Right is not exercised prior to consummation of a Change of Control in which the Option or Unit Purchase Right is not being assumed or substituted, such Option or Unit Purchase Right shall terminate upon such consummation and the Administrator shall notify the Optionee or holder of such fact at least five (5) days prior to the date on which the Option or Unit Purchase Right terminates.

For purposes of this Section 14(c), an Option or a Unit Purchase Right shall be considered assumed, without limitation, if, at the time of issuance of the unit or other consideration upon a Change of Control, each holder of an Option or Unit Purchase Right would be entitled to receive upon exercise of the award the same number and kind of units of unit or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Units covered by the award at such time (after giving effect to any adjustments in the number of Units covered by the Option or Unit Purchase Right as provided for in this Section 14); provided that if such consideration received in the transaction is not solely common shares of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the award to be solely common shares of the Successor Corporation equal to the Fair Market Value of the per Unit consideration received by holders of Units in the transaction.

(e) Conversion Into Corporation. If the Company converts from a limited liability company to a corporation (whether such conversion is accomplished by merger, asset sale, unit exchange or otherwise) then each Option shall be converted into options to purchase shares of capital stock using a formula to determine the number of shares of capital stock issuable upon exercise of such converted option and the exercise price per share of such converted option established in good faith by the Board and such determination shall be final, conclusive and binding upon each holder of an Option hereunder. The vesting schedule for each such converted option shall be the same as the vesting schedule of the Option (or as similar as reasonably practical). No such conversion into a corporation shall be considered a Change of Control.

(f) Certain Distributions. In the event of any distribution to the Company’s unitholders of securities of any other entity or other assets (other than dividends payable in cash or unit of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Unit covered by each outstanding Option or Unit Purchase Right to reflect the effect of such distribution.

15. Time of Granting Options and Unit Purchase Rights. The date of grant of an Option or Unit Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Unit Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Unit Purchase Right is so granted within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Section 14 above) shall be made that would materially and adversely affect the rights of any Optionee or holder of Unit Purchase Rights under any outstanding grant, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain unitholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Except as to amendments which the Administrator has the authority to make unilaterally, no amendment or termination of the Plan shall materially and adversely affect Options or Unit Purchase Rights already granted, unless mutually agreed otherwise between the Optionee or holder of the Unit Purchase Rights and the Administrator, which agreement must be in writing and signed by the Optionee or holder and the Company.

(c) Accounting Issues. Notwithstanding anything else to the contrary in this Section 16, the Administrator may at any time amend or adjust the Plan or an outstanding award issued under the Plan without the consent of the affected Participant(s) if such amendment or adjustment is necessary to avoid the Company’s incurring adverse accounting charges.

17. Conditions Upon Issuance of Units. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Units under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of an Option or Unit Purchase Right, the Company may require the person exercising the award to represent and warrant at the time of any such exercise that the Units are being purchased only for investment and without any present intention to sell or distribute such Units if, in the opinion of counsel for the Company, such a representation is required by law.

18. Reservation of Units. The Company, during the term of this Plan, will at all times reserve and keep available such number of Units as shall be sufficient to satisfy the requirements of the Plan.

19. Agreements. Options and Unit Purchase Rights shall be evidenced by Option Agreements and Restricted Unit Purchase Agreements, respectively, in such form(s) as the Administrator shall from time to time approve.

20. Unitholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the unitholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such unitholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

21. Rights Subject to LLC Agreement. All rights of Unit holders who acquired their Units pursuant to this Plan shall be subject to any additional restrictions on ownership, transfer, or purchase contained in the LLC Agreement. Until the exercise of an Option, a Participant shall have no rights as a Member, other than as explicitly set forth in the LLC Agreement.